UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2011 (August 30, 2011)
TechTarget, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33472	04-3483216

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street Newton, Massachusetts	02466

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 431-9200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 30, 2011, TechTarget, Inc. (the “Company”) entered into the Fourth Amendment to Credit Facility Agreement (the “Amendment”) with RBS Citizens, National Association (“Lender”) pursuant to which the Lender has agreed to extend the maturity date for the credit facility from August 31, 2011 to August 31, 2016. The Maximum Commitment (as defined in the Credit Agreement) remains $5,000,000; however, modification of the basis for the calculation of the applicable interest rate and unused credit line fee were made, as well as changes to certain financial covenants, restrictions and administrative provisions of the Credit Agreement.
The foregoing is only a summary of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Fourth Amendment to Credit Facility Agreement (the “Amendment”) dated August 30, 2011 by and between TechTarget, Inc. and RBS Citizens, National Association

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.
Date: September 2, 2011	By:	/s/ Jeffrey Wakely
Jeffrey Wakely
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Credit Facility Agreement (the “Amendment”) dated August 30, 2011 by and between TechTarget, Inc. and RBS Citizens, National Association